Exhibit 10.18

PROMISSORY NOTE

I.M. Operating LLC

$255,406.00	February 28, 2017

FOR VALUE RECEIVED, I.M. Operating LLC (“Payor”), unconditionally promises to pay to the order of Scores Holding Company, Inc. (“Payee”), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Fifty-Five Thousand Four Hundred and Six Dollars ($255,406.00), together with simple interest thereon at the rate of four percent (4%) per annum which shall accrue on the principal amount of this Promissory Note (the “Note”), in accordance with the terms and conditions of this Note and that certain Settlement Agreement (the “Settlement Agreement”), dated the date hereof between Payor, Payee and Robert M. Gans. All capitalized terms not defined herein shall have the respective meanings set forth in the Settlement Agreement.

1.           Maturity Date. Provided that no Event of Default (as defined below) has occurred, the principal amount of this Note plus accrued interest shall be payable by Payor to Payee on or before December 1, 2018 (the “Maturity Date”).

2.           Payment of Interest and Principal. Payor shall pay to Payee payments of accrued and unpaid interest and principal in the following manner:

a.	Two equal monthly installments of Thirty Thousand Dollars ($30,000.00) on the first business day of each month, commencing on March 1, 2017 through April 1, 2017;

b.	Nineteen equal monthly installments of Ten Thousand Dollars ($10,000.00) on the first business day of each month, commencing on May 1, 2017 through November 1, 2018; and

c.	A final payment of Thirteen Thousand One Hundred Ninety-Five and 21/100 Dollars ($13,195.21) on or before December 1, 2018.

3.           Events of Default. The unpaid principal amount due hereunder, together with accrued and unpaid interest thereon, shall, at the election of Payee, become immediately due and payable upon the occurrence of any of the following events (each an “Event of Default”):

a.	Failure of Payor to make any payment required hereunder no later than five (5) days after such payment is due;

b.	Failure of Payor to remain current in its obligations to Payee under its Licensing Agreement from and after the Effective Date;

c.	Payor shall make an assignment for the benefit of creditors, or appoint a committee of any creditors or a liquidating agent;

d.	Filing against or by Payor or Guarantor of any proceeding in bankruptcy or any proceeding, suit or action (at law, in equity or under any applicable federal or state law relating to bankruptcy) for reorganization, composition with creditors, arrangement, receivership, liquidation, dissolution, or similar relief, which is not discontinued within sixty (60) days from the date of filing;

e.	A breach by Payor of any of the terms and conditions, representations and warranties or covenants of this Note; or

f.	A breach by Guarantor of any of the terms and conditions, representations and warranties or covenants of the Settlement Agreement or the Guaranty.

After the occurrence of an Event of Default, the unpaid principal amount of this Note shall bear interest from and including the date of such Event of Default until paid in full at a rate per annum equal to twelve percent (12%), such interest to be payable on demand.

4.           Prepayments. The principal amount of this Note may be prepaid in whole or in part at any time by Payor, without payment of any premium or penalty. In the case of partial prepayment, prepayment shall first be applied to accrued unpaid interest, and then to principal.

5.           Waiver of Diligence, Etc. Except as expressly set forth herein, Payor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Payor shall pay on demand all out-of-pocket costs and expenses of collection, including reasonable attorney fees and expenses, incurred or paid by Payee in enforcing this Note.

6.           Notices. Any notices, requests, demands and other communications required under this Note shall be in writing to the address set forth below (or at such other address, email address or facsimile for a party as shall be specified by the notice) and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to which said notice or other communication shall have been directed, (b) actually receipted by the party to which it is addressed, however transmitted, (c) two (2) business days after being sent by reputable overnight courier prepaid for delivery in no more than two (2) business days; or (d) sent by facsimile transmission or electronic mail:

If to Payor:	I.M. Operating LLC
c/o Metropolitan Lumber & Hardware
617 11th Avenue
New York, NY 10036
Attn: Robert M. Gans

If to Payee:	Scores Holding Company, Inc.
617 11th Avenue, 2nd Floor
New York, NY 10036
Attn: Howard Rosenbluth, Chief Financial Officer

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7.           Amendment. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Payor or the Payee, but only by an agreement in writing signed by Payor and Payee.

8.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. This Note may be enforced solely in, and in connection with, any action or proceeding arising out of or relating to the transactions contemplated hereby. Payor irrevocably consents to the exclusive jurisdiction and venue of the state or federal courts located in the State and County of New York.

Whenever used herein, the words “Payor” and “Payee” shall include their respective successors, heirs, executors and administrators.

IN WITNESS WHEREOF, Payor has executed this Note to be effective as of the day and year first above written.

I.M. OPERATING LLC

By:	/s/ Robert M. Gans
Name: Robert M. Gans
Title: Authorized Signatory

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PERSONAL GUARANTY

THIS GUARANTY (this “Guaranty”) executed and delivered on February 28, 2017, by Robert M. Gans (the “Guarantor”) to Scores Holding Company, Inc. (“Scores” or “Payee”).

WITNESSETH

WHEREAS, Scores is a party to a certain licensing agreement (the “Licensing Agreement”) with I.M. Operating LLC (the “Licensee”);

WHEREAS, pursuant to the Licensing Agreements, the Licensee owed Unpaid Royalties to Scores;

WHEREAS, Robert M. Gans is the President, Chief Executive Officer, member of the Board of Directors and majority shareholder of Scores, as well as a majority owner of the equity of the Licensee;

WHEREAS, simultaneously herewith, Scores, the Licensee and Robert M. Gans are entering into a Settlement Agreement, effective as of February 28, 2017 (the “Settlement Agreement”), under which, in settlement of any and all causes of actions or claims that could have been asserted by Scores against the Licensee for the Unpaid Royalties, the Licensee agreed to pay a Settlement Amount to Scores, payable pursuant to a Note, which bears simple interest at a rate of four percent (4%) annum;

WHEREAS, all capitalized terms not defined herein shall have the respective meanings set forth in the Settlement Agreement;

WHEREAS, under to the Settlement Agreement, Gans (“Guarantor”) agreed to personally guarantee the obligations of the Licensee under the Note; and

WHEREAS, pursuant to the Settlement Agreement, I.M. Operating LLC (“Payor”) executed a Note in favor of Scores in the principal amount of Two Hundred Fifty-Five Thousand Four Hundred and Six Dollars ($255,406.00).

NOW, THEREFORE, in consideration of the premises and covenants contained in this Guaranty, and in consideration of the above mentioned Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.           Guarantor hereby guarantees the full and prompt payment to Scores of any and all indebtedness, obligations and liabilities of every kind and nature of the Payor to Scores, pursuant to the Note and the Settlement Agreement, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, or joint or several; and the Guarantor further agrees to pay all costs and expenses, legal and/or otherwise (including court costs and reasonable and invoiced attorneys’ fees), paid or incurred by Scores (i) in endeavoring to collect any and all indebtedness, obligations and liabilities, or any part thereof, pursuant to the Note and the Settlement Agreement and (ii) in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

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2.           Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not of collection) without regard to, and hereby irrevocably waives any defenses he may now or hereafter have in any way relating to, the following: (a) the validity, regularity or enforceability of the Settlement Agreement, the Note, or any other Settlement Documents, any of the Payor’s obligations or guarantee or right of offset with respect thereto at any time or from time to time held by or for Payee, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Payor against Payee, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Payor or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Payor of all or part of the Payor’s obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to Payor’s obligations arising or created after any attempted revocation by Guarantor.

3.           The Guarantor acknowledges that he has full knowledge of the principal amount, interest charges and late payment fees as well as the additional terms and conditions as set out in the Note.

4.           The Guarantor acknowledges that he is making this Guaranty in his individual capacity and that he shall remain liable hereunder whether or not he retains a financial interest in the Licensees.

5.           Upon an Event of Default (as defined in the Note) by the Payor, the Guarantor shall assume full responsibility for the repayment of the amounts due under the Note and the Payee shall not be obliged to seek recourse against the Payor prior to enforcing his/her rights under this Guaranty. The Guarantor further undertakes to pay the Payee upon written demand and within five (5) business days of receipt thereof all monies due and not paid by the Payor.

6.           The obligations of the Guarantor under this Guaranty shall be absolute and unconditional, and shall remain in full force and effect until the principal balance of the Note, all accrued but unpaid interest on the Note, and all other obligations referred to in the Settlement Agreement and the other Settlement Documents, shall have been paid in full. The Guarantor further waives all defenses based on suretyship or impairment of collateral.

7.           In the event of default by the Guarantor, all reasonable legal fees, collection and enforcement charges to the extent permissible by law, in addition to other amounts due, shall be payable by the Guarantor.

8.           No relaxation, indulgence, waiver, release or concession extended to the Payor by the Payee and no delay or omission in the enforcement of payment or exercising of any of the Payee's rights shall affect the liability of the Guarantor under this Guaranty.

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9.           This Guaranty shall be binding upon and accrue to the benefit of the parties, their heirs, executors, administrators, successors, legal representatives and assigns.

10.         If any clause or provision of this Guaranty is held illegal, invalid, or unenforceable by any court, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable clause or provision had not been contained herein. In case any obligation, covenant, or agreement contained in this Guaranty or in the Settlement Documents is held to be in violation of law, then such obligation, covenant, or agreement shall be deemed to be the obligation, covenant, or agreement of the Guarantor to the full extent permitted by law.

11.         This Guaranty shall be construed, interpreted and governed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. This Guaranty may be enforced solely in, and in connection with, any action or proceeding arising out of or relating to the transactions contemplated hereby. Guarantor irrevocably consents to the exclusive jurisdiction and venue of the state or federal courts located in the County of New York.

[SIGNATURE PAGE FOLLOWS]

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This Guaranty shall be considered signed and sealed as of the day and year written on the Promissory Note of which this Guaranty is a part, and is intended to take effect as a single sealed instrument whether executed as one original or in several counterparts, and shall be binding upon and inure to the benefit of Payee, its respective heirs, executors, administrators, successors and assigns.

GUARANTOR:

/s/ Robert M. Gans
Name: Robert M. Gans

Address:

c/o Metropolitan Lumber & Hardware
617 11th Avenue, New York, NY 10036

Acknowledgment

STATE OF _____________________	}

} ss.:

COUNTY OF ___________________	}

On the ____ day of _________________ in the year 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared Robert M. Gans, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

Notary Public

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